UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (date of earliest event reported):  March 31, 2006

THERMADYNE HOLDINGS CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	000-23378	74-2482571
(State or other jurisdiction of	(Commission	(I.R.S. Employer
incorporation or organization)	File Number)	Identification No.)

16052 Swingley Ridge Road, Suite 300,
Chesterfield, Missouri 63017
(Address of principal executive offices) (Zip Code)

(636) 728-3000
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act.

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act.

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act.

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act.

Item 8.01.                                          Other Events.

On March 15, 2006, the Company filed with the Securities and Exchange Commission (the “Commission”) a Notification of Late Filing on Form 12b-25 and a Current Report on Form 8-K indicating that the Company would be unable to file its Annual Report on Form 10-K by the March 16, 2006 deadline. The Company also indicated that it intended to file its Annual Report no later than March 31, 2006. The Company indicated that a reason for the late filing was the need to reclassify certain non-core businesses which had been sold as discontinued operations in prior year consolidated financial results. The Company further reported that it was analyzing whether certain of its subsidiaries have been accurately applying U.S. GAAP to the accounting for foreign currency translations and that it required additional time to complete work necessary to support the financial statement consolidation process and to provide additional supporting analysis to the independent registered public accountants in connection with certain subsidiary account balances and their elimination on consolidation for 2005 and prior years.

The Company’s internal review of the matters disclosed in these prior filings has not been completed, so the Company was unable to file its Annual Report on Form 10-K by March 31, 2006. The Company is diligently pursuing its review and intends to file its Annual Report as soon as practicable.

The Company is evaluating the prior period impact of the items under review and whether any prior period statements will require adjustments. Any such adjustments, if required, would have no or minimal impact on previously reported cash flows.

On March 31, 2006, the Company issued a press release announcing its inability to file its Annual Report on Form 10-K on March 31, 2006. The press release is filed as Exhibit 99.1 to this Current Report on Form 8-K and incorporated herein by reference.

Item 9.01.              Financial Statements and Exhibits.

(d)                                 Exhibits.

Exhibit Number	Description of Exhibit

99.1	Press release issued March 31, 2006 by Thermadyne Holdings Corporation.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: March 31, 2006

THERMADYNE HOLDINGS CORPORATION

By:	/s/ Patricia S. Williams
Patricia S. Williams
Vice President, General Counsel
and Corporate Secretary

EXHIBIT INDEX

Exhibit Number	Description of Exhibit

99.1	Press release issued March 31, 2006 by Thermadyne Holdings Corporation.